Exhibit 10.1

SHILOH INDUSTRIES, INC.
FIRST AMENDMENT
TO
SENIOR MANAGEMENT BONUS PLAN

(May 17, 2012)

RECITALS

A.    Shiloh Industries, Inc., a Delaware corporation (the “Corporation”), has previously adopted a Senior Management Bonus Plan, effective December 8, 2009 (the “Bonus Plan”).

B.    The Corporation desires to amend the definition of “Eligible Executive” set forth in the Bonus Plan as provided herein.

C.    Terms used but not defined herein shall have the meanings ascribed to them in the Bonus Plan.

AGREEMENT

1.    The definition of “Eligible Executive” in Section 2 of the Bonus Plan is hereby amended in its entirety to read as follows:

“Eligible Executive” means the Corporation's Chief Executive Officer and each other executive officer of the Corporation that the Committee approves as a participant in the Plan.”

2.    Except as set forth in this First Amendment, all other terms and conditions of the Bonus Plan shall remain in full force and effect, and the same are unmodified hereby.